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                                                                   EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Champion Healthcare Corporation, on Form S-3 (File No. 33-61841, dated September 28, 1995) of our report dated November 5, 1994, on our audits of the financial statements of Dakota Hospital as of September 30, 1994 and 1993, and for the years ended September 30, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".


/S/ CHARLES BAILLY & COMPANY P.L.L.P.



Fargo, North Dakota
August 11, 1995